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FOR MORE INFORMATION CONTACT:
MEDIA                                        INVESTORS
Tom Henley                              Mark Peters
(303) 566-1692                          (303) 566-1545
email: tom.henley@twtelecom.com         email: mark.peters@twtelecom.com

FOR IMMEDIATE RELEASE: JANUARY 18, 2001

       TIME WARNER TELECOM ANNOUNCES PRIVATE PLACEMENT OF SENIOR NOTES


     LITTLETON, Colorado -- January 18, 2001- Time Warner Telecom Inc. (Nasdaq: TWTC), a leader in providing local and regional optical broadband networks and services to business customers, today announced that it intends to offer in a private placement $400 million of its Senior Notes due 2011. The net proceeds of the offering will be used to repay a portion of the $700 million senior unsecured bridge loan facility which Time Warner Telecom used to finance the purchase of substantially all of the assets of GST Telecommunications, Inc.

     The Notes are being sold to qualified institutional buyers in reliance on Rule 144A. The Notes will not be registered under the Securities Act of 1933, as amended, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

This press release includes Forward-Looking Statements. The words "believes," "expects," "intend," "anticipate," "will" and "project" and other similar exp ressions identify forward-looking statements, which speak only as of the date the statements was made. Time Warner Telecom undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by or underlying the forward-looking statements. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to, the effect of governmental regulations, competition and other risks detailed from time to time in Time Warner Telecom's filings with the Securities and Exchange Commission.